Exhibit 3.1

                              RESTATED CERTIFICATE
                                OF INCORPORATION
                      OF MICROCHIP TECHNOLOGY INCORPORATED,
                             a Delaware Corporation

     Microchip  Technology  Incorporated  (the  "Corporation"),   a  corporation
organized and existing under the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify as follows:

          1. The present name of the Corporation is Microchip Technology Incorporated. The Corporation was originally incorporated under the name Microchip Acquisition Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on February 14, 1989.

          2. This Restated Certificate of Incorporation of the Corporation, which only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Section 245 of the DGCL.

          3. The Certificate of Incorporation of said Corporation shall be restated to read in full as follows:

                                    ARTICLE I

     The name of this corporation is Microchip Technology Incorporated.

                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The nature of the business or purposes of this corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     (A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is four hundred and fifty-five million (455,000,000) shares. Four hundred and fifty million (450,000,000) shares shall be Common Stock, par value $0.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.
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     (B)  RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred
Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or the corporation's Certificate of Incorporation, as amended from time to time ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (C)  COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after distribution in full of preferential amounts to be distributed to holders of shares of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

          3.   REDEMPTION. The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     On September 21, 1999, the Board of Directors adopted a resolution amending the rights, preferences and privileges of the series of 650,000 shares of Preferred Stock designated as Series A Participating Preferred Stock. Such rights, preferences and privileges are set forth in the Amended Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock attached hereto as Exhibit A.

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
                                    ARTICLE V

     Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                   ARTICLE VI

     The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

     A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                    ARTICLE X

     Except as provided herein, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed on August __, 2002.


                                        MICROCHIP TECHNOLOGY INCORPORATED


                                        By /s/ Steve Sanghi
                                           -------------------------------------
                                           Name:   Steve Sanghi
                                           Office: President

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                                    EXHIBIT A

                                     AMENDED

               CERTIFICATE OF DESIGNATIONS OF RIGHTS. PREFERENCES
                                AND PRIVILEGES OF
                     SERIES A PARTICIPATING PREFERRED STOCK
                                       OF
                        MICROCHIP TECHNOLOGY INCORPORATED
          (No shares of the class or series of stock have been issued.)

     The undersigned, Steve San& and C. Philip Chapman do hereby certify:

     1. That they am the duly elected and acting President and Secretary, respectively, of Microchip Technology Incorporated, a Delaware corporation (the "Corporation".

     2. That the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Microchip Technology Incorporated was originally filed with the Secretary of the State of Delaware an February 13, 1995 and is now being amended and restated in the following form.

     3. That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of incorporation of the said Corporation, the said Board of Directors on September 21, 1999 adopted the following resolution amending the rights, preferences, and privileges of the series of 650,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby amend and restate the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "SERIES A PARTICIPATING PREFERRED STOCK." The Series A Participating Preferred Stock shall have a par value of $0.001 per share, and. the number of shares constituting such series shall be 650,000.

     Section 2. PROPORTIONAL ADJUSTMENT. In the event the Corporation shall at any time after the issuance of any share or shares of Series A Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock. (ii) subdivide the outstanding Common Stork or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Participating Preferred Stock.

     Section 3. DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock- in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

          (b) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (c) Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares- or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 4. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stack shall have the following voting rights:

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          (a)  Each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the corporation.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vole together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 5. CERTAIN RESTRICTIONS.

          (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issue of a share or fraction of a share of. Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 3 hereof.

          (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare to pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

               (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock. provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

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
               (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock tanking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Hoard of Directors) to ell holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     Section 6. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions an issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

     Section 7. LIQUIDATION DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of sharers of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock.

     Section 8, CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 9. NO REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable.

     Section 10. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets. unless; the terms of any such series shall provide otherwise.

     Section 11. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers,

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preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

     Section 12. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

     RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of our own knowledge.

     Executed at Chandler, Arizona on October 11, 1999.


                                        /s/ Steve Sanghi
                                        ----------------------------------------
                                        Steve Sanghi
                                        CHAIRMAN OF THE BOARD. PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER


                                        /s/ C. Philip Chapman
                                        ----------------------------------------
                                        C. Philip Chapman
                                        VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                        AND SECRETARY

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